Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

March 2011 Performance Update

The Frontier Fund Supplement Dated March 31, 2011 to Prospectus Dated April 30, 2010 and the Supplement to the Prospectus

Dated January 28, 2011.

The Frontier Fund Class 2 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	March 31, 2011	March 31, 2011	NAV / Unit
	MTD	YTD
Balanced Series-2	-0.70%	4.12%	$166.02
Balanced Series-2a	-0.75%	3.88%	$138.84
Berkeley/Graham/Tiverton Series-2	-4.54%	-0.93%	$130.50
Currency Series-2	-0.98%	-3.72%	$91.88
Long/Short Commodity Series-2	1.22%	12.58%	$172.54
Winton/Graham Series-2	-2.39%	-0.23%	$143.70
Winton Series-2	-0.24%	1.76%	$156.70
Long Only Commodity Series-2	2.45%	6.35%	$110.29
Managed Futures Index Series-2	-4.44%	-4.16%	$124.29

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(5,736,424.49)
Unrealized trading gain/(loss)			5,236,862.65
Less: commissions			(93,895.34)
Less: FCM fees			(28,932.54)
Foreign currency gain/(loss)			222,762.16
Interest income			274.27

Total Income			(399,353.29)

EXPENSES

Management fees			44,982.24
Incentive fees			108,474.45

Total Expenses			153,456.69

Net Income (Loss)			$(552,809.98)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit

Net Asset Value, end of prior month	470,625.71181	$78,686,730.72	167.20
Current month additions	—	—
Current month redemptions	(12,962.92070)	(2,152,652.44)
Net Income (loss) for current month		(552,809.98)

Net Asset Value, end of current month	457,662.79111	$75,981,268.30	166.02

	Monthly rate of return		-0.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(278,754.28)
Unrealized trading gain/(loss)			254,868.11
Less: commissions			(4,504.38)
Less: FCM fees			(1,388.18)
Foreign currency gain/(loss)			10,719.63
Interest income			4,674.99

Total Income			(14,384.11)

EXPENSES

Trading Fee			6,437.83
Management fees			2,158.24
Incentive fees			5,299.46

Total Expenses			13,895.53

Net Income (Loss)			$(28,279.64)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,653.39027	$3,728,631.45	139.89
Current month additions	—	—
Current month redemptions	(218.04439)	(30,000.00)
Net Income (loss) for current month		(28,279.64)

Net Asset Value, end of current month	26,435.34588	$3,670,351.81	138.84

	Monthly rate of return		-0.75%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(90,430.33)
Unrealized trading gain/(loss)			(273,707.51)
Less: commissions			(8,842.45)
Less: FCM fees			(3,426.65)
Foreign currency gain/(loss)			3,299.76
Interest income			263.99

Total Income			(372,843.19)

EXPENSES

Management fees			24,575.61
Incentive fees			(14,180.83)

Total Expenses			10,394.78

Net Income (Loss)			$(383,237.97)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	61,666.71434	$8,430,978.82	136.72
Current month additions	—	—
Current month redemptions	(64.95468)	(8,419.89)
Net Income (loss) for current month		(383,237.97)

Net Asset Value, end of current month	61,601.75966	$8,039,320.96	130.50

	Monthly rate of return		-4.54%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(49,141.55)
Unrealized trading gain/(loss)			(71,459.68)
Net change in inter-series payables			121,512.16
Less: FCM fees			(5,484.08)
Interest income			6,842.10

Total Income			2,268.95

EXPENSES

Management fees			9,353.07
Incentive fees			—

Total Expenses			9,353.07

Net Income (Loss)			$(7,084.12)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,829.86035	$726,507.97	92.79
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(7,084.12)

Net Asset Value, end of current month	7,829.86035	$719,423.85	91.88

	Monthly rate of return		-0.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,146,001.38)
Unrealized trading gain/(loss)			1,416,980.43
Less: commissions			(7,956.53)
Less: FCM fees			(7,140.50)
Foreign currency gain/(loss)			(568.71)
Interest income			22,647.85

Total Income			277,961.16

EXPENSES

Management fees			71,486.84
Incentive fees			(624.71)

Total Expenses			70,862.13

Net Income (Loss)			$207,099.03

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	100,464.63961	$17,125,198.47	170.46
Current month additions	—	—
Current month redemptions	(1,872.91573)	(321,437.74)
Net Income (loss) for current month		207,099.03

Net Asset Value, end of current month	98,591.72388	$17,010,859.76	172.54

	Monthly rate of return		1.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$26,057.73
Unrealized trading gain/(loss)			(297,687.94)
Less: commissions			(5,790.37)
Less: FCM fees			(4,498.77)
Foreign currency gain/(loss)			3,480.49
Interest income			3,470.05

Total Income			(274,968.81)

EXPENSES

Management fees			29,398.19
Incentive fees			(37,128.51)

Total Expenses			(7,730.32)

Net Income (Loss)			$(267,238.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	74,973.93628	$11,037,410.54	147.22
Current month additions	—	—
Current month redemptions	(1,432.32221)	(201,939.40)
Net Income (loss) for current month		(267,238.49)

Net Asset Value, end of current month	73,541.61407	$10,568,232.65	143.70

	Monthly rate of return		-2.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$177,333.29
Unrealized trading gain/(loss)			(172,119.02)
Less: commissions			(816.86)
Less: FCM fees			(4,798.89)
Foreign currency gain/(loss)			1,213.91
Interest income			6,812.99

Total Income			7,625.42

EXPENSES

Management fees			21,704.83
Incentive fees			15,598.08

Total Expenses			37,302.91

Net Income (Loss)			$(29,677.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,826.92782	$11,595,676.22	157.07
Current month additions	—	—
Current month redemptions	(1,036.92514)	(160,082.62)
Net Income (loss) for current month		(29,677.49)

Net Asset Value, end of current month	72,790.00268	$11,405,916.11	156.70

	Monthly rate of return		-0.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$20,427.95
Unrealized trading gain/(loss)			(373.94)
Less: commissions			—
Less: FCM fees			(349.98)
Foreign currency gain/(loss)			—
Interest income			1,515.53

Total Income			21,219.56
EXPENSES

Management fees			885.13
Incentive fees			—

Total Expenses			885.13

Net Income (Loss)			$20,334.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,711.22856	$830,150.22	107.65
Current month additions	—	—
Current month redemptions	(7.28857)	(787.07)
Net Income (loss) for current month		20,334.43

Net Asset Value, end of current month	7,703.93999	$849,697.58	110.29

	Monthly rate of return		2.45%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(32,881.98)
Unrealized trading gain/(loss)			(129,813.62)
Less: commissions			(881.90)
Less: FCM fees			(1,546.55)
Foreign currency gain/(loss)			590.82
Interest income			5,943.01

Total Income			(158,590.22)

EXPENSES

Management fees			6,549.11
Incentive fees			—

Total Expenses			6,549.11

Net Income (Loss)			$(165,139.33)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	28,481.64664	$3,704,794.11	130.08
Current month additions	—	—
Current month redemptions	(1,906.70082)	(236,526.13)
Net Income (loss) for current month		(165,139.33)

Net Asset Value, end of current month	26,574.94582	$3,303,128.65	124.29

	Monthly rate of return		-4.44%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 2